PEOPLES FINANCIAL SERVICES CORP.

50 MAIN STREET
HALLSTEAD, PA  18822

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2008

The 2008 Annual Meeting of Shareholders of Peoples Financial Services Corp. will be held at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania, on Saturday, April 26, 2008, beginning at 8:30 a.m.

ITEMS OF BUSINESS:

1)	Election of three Class I Directors to hold office for three years from the date of election and until their successors shall have been elected and qualified; and

2)	Any other matters that properly come before the meeting.

All holders of common shares of record at the close of business on February 29, 2008, are entitled to vote at the Meeting and any postponements or adjournments of the Meeting.

The Company’s 2007 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Proxy Materials can be accessed on the web at www.peoplesnatbank.com/investors

It is important that your shares be represented and voted at the Meeting.  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose.  Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

By order of the Board of Directors
Richard S. Lochen, Jr.
President/CEO

March 31, 2008
Hallstead, Pennsylvania

TABLE OF CONTENTS

PROXY STATEMENT	3
Proxies	3
Required Vote	3
Cost of Proxy Solicitation	3
Advance Notice Procedures	3
Shareholder Communications	4
GOVERNANCE OF THE COMPANY	4
Committees of the Board of Directors	4
Compensation of Directors	5
Relationship with Independent Public Accountants	6
Section 16(a) Beneficial Ownership Reporting Compliance	6
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS	7
ELECTION OF DIRECTORS	8
Nominees for Terms Expiring in 2011	8
Directors Whose Terms Will Expire in 2009	9
Directors Whose Terms Will Expire in 2010	9
COMPENSATION DISCUSSION AND ANALYSIS	9
Compensation Committee Interlocks and Insider Participation	13
Summary Compensation Table	14
Compensation Survey Peer Group Table	14
Grants of Plan-Based Awards Table	15
Outstanding Equity Awards Table	15
Option Exercises and Stock Vested Table	16
Non-Qualified Deferred Compensation Table	16
Relationships and Other Related Transactions	16
REPORT OF THE AUDIT COMMITTEE	16
DIRECTORS AND EXECUTIVE OFFICERS	18
OTHER MATTERS	18
EXHIBIT A COMPENSATION COMMITTEE CHARTER	19
EXHIBIT B AUDIT COMMITTEE CHARTER	21
EXHIBIT C NOMINATING AND GOVERNANCE COMMITTEE CHARTER	22

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp., parent company of Peoples National Bank, Peoples Advisors, LLC, and Peoples Financial Capital Corporation, for use at the Company’s Annual Meeting of Shareholders to be held on April 26, 2008, (the “Meeting”) at 8:30 a.m. E.S.T. at the Shadowbrook Inn and Resort, 315 SR 6 E, Tunkhannock, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 31, 2008.

PROXIES

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Meeting and vote in person.  Any Shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Debra E. Dissinger, 50 Main Street, PO Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company.  Shareholders of record at the close of business on February 29, 2008 are entitled to notice of, and to vote at, the Meeting.  On that date, the Company had 3,130,213 shares of common stock outstanding (the “Common Stock”), par value $2 per share, each of which will be entitled to one vote at the meeting.

If the enclosed proxy is appropriately marked, signed, and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon.  Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class I Directors.

Shares represented by properly executed proxies on the accompanying form will be voted FOR the nominees of the Board of Directors named unless otherwise specified on the proxy by the Shareholder.  Any Shareholder who wishes to withhold authority from the proxyholder to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect.  No proxy may be voted for a greater number of persons than the number of nominees named.  If any nominee should become unable to serve, the person named in the proxy may vote for another nominee.  The Company’s Board of Directors and Management, however, have no present reason to believe that any nominee listed will be unable to serve as a Director, if elected.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast at the Meeting.  Abstentions and broker “non-votes” will not be considered as votes cast for purposes of the Meeting.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company.  It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means.  This expense for 2007 was $6,000.

 ADVANCE NOTICE PROCEDURES

The By-laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any Shareholder of the Company.  All nominations are referred to the Board of Directors for consideration.  There were no nominations by Shareholders submitted to the Board for consideration.

The By-laws require that any nomination for Director by a Shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders’ Meeting.  Any Shareholder proposal for consideration at the Company’s Annual Meeting of Shareholders to be held in 2009 must be received by the Company at its principal office not later than December 31, 2008.  A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, Pennsylvania, 18822.

SHAREHOLDER COMMUNICATIONS

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to the Chairman of the Board, Peoples Financial Services Corp., 50 Main Street, Hallstead, Pennsylvania 18822.  The Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that she otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal auditors and handled in accordance with procedures established by the Audit Committee with respect to such matters.

GOVERNANCE OF THE COMPANY

Pursuant to Pennsylvania law and the Company’s By-laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

During 2007, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company’s and the Bank’s Boards of Directors and Board committees on which they served.  Each Director is expected to attend the Company’s Annual Meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met five times during 2007 and the Bank’s Board of Directors met 12 times during 2007.

Committees are concurrent committees of Peoples Financial Services Corp. and Peoples National Bank.

The Executive Committee consists of the Board Chairman, if any, the Vice Chairman, if any, and the President plus not less than one, but no more than three other Directors.  The Executive Committee meets on an as-necessary basis and may exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board.  This committee may also be assigned other duties by the Bank’s Board.

The Compensation Committee met one time during 2007.  This committee consists of four independent Board members.  It reviews and recommends compensation policies and plans.  The Compensation Committee Charter is included as Exhibit A to this proxy statement.

The Audit/Compliance Committee met four times during 2007.  This committee supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company’s independent accountants.  It also reports to the Board on the general financial condition of the Bank.  During the year, the Board examined the composition of the Audit Committee and confirmed that the members are “independent” as defined in the NASDAQ listing standards.  Director Aubrey was determined to qualify, and agreed to serve, as the Audit Committee’s “financial expert” as defined by SEC regulations.  The Audit Committee Charter is included as Exhibit B to this Proxy Statement.

The Nominating and Governance Committee met one time during 2007.  This committee is comprised of four members of the Board.   It identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and effectively, and ensures that proper attention is given, and effective responses are made to shareowner concerns regarding corporate governance.  The members of this committee are “independent directors” as defined in the NASDAQ listing standards.  The Nominating Committee Charter is included as Exhibit C to this Proxy Statement.

The Asset/Liability Committee met 12 times in 2007.  The primary objectives of the Asset/Liability management process include:  optimize earnings and return on assets and equity within acceptable and controllable levels; provide for growth that is sound, profitable and balanced without sacrificing the quality of service; and manage and maintain policy and procedures that are consistent with the short - and long -term strategic goals of the Board of Directors.  To this end, the Asset/Liability Committee is responsible for risk management within the following key areas: interest rate; price; liquidity; investment/credit; and budget.  The committee meets monthly and consists of the Board of Directors and key Bank Officers.

The Human Resources and Marketing Committee met four times during 2007.  This committee is responsible for sound human resources management and training e.g., in employment, compensation, and performance appraisals.  This committee is also responsible for evaluation, planning and supervision of the marketing and advertising of the Bank’s products and services, and also oversees community involvement and other public relations activities.  The Human Resources and Marketing Committee meets on a quarterly basis with the Human Resources Manager, Chief Sales Officer and other Executive Officers.

The Loan Administration Committee met four times during 2007.  This committee assists the Bank’s Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credits, floor plans, customers’ financial statements, and by monitoring loan review and compliance.  The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank’s loan activities are carried out in accordance with loan policies.  This committee is also responsible for insuring the adequacy of the Bank’s loan loss reserve.  The Loan Administration Committee meets with the Chief Credit Officer and other Executive Officers on a quarterly basis.

The Branch Committees each met 11 times during 2007.  These committees consist of the Directors assigned to or representing a particular community office.  These committees meet with the branch manager, Executive Officers and Associate Directors of that office on a monthly basis to discuss the progress and/or problems of the particular office they represent.  The Committee may make recommendations on unlimited matters concerning that office for consideration at the monthly Board of Director’s Meeting.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $500 for each Bank Board meeting.  Each member receives $200 for each committee meeting they attend and $200 for each branch meeting they attend.  Mr. Lochen, while serving as a Bank Officer, was not compensated for committee meetings.  All non-employee Directors receive a retainer of $12,000 per year.  The Lead Director receives an additional $250 per month.  The Audit Committee Chairman receives an additional $200 per month.

DIRECTORS’ STOCK OPTIONS

No stock options were granted to the Directors in 2007.

DIRECTORS’ RETIREMENT

The Company provides a retirement benefit to its non-employee Directors.  The plan requires a minimum of ten years of service.  After the tenth year, the Director is granted an annual retirement distribution of $150 times the Director’s number of years of service on the Board.  This benefit is payable to the Director or beneficiary for a ten-year period following retirement.  The Company has a mandatory retirement age of 70.  During 2007, the Company charged $9,450 to expenses for this benefit.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (1)	Total ($)
William E. Aubrey, II	25,300						25,300
Thomas F. Chamberlain	22,900					1,222	24,122
Ronald G. Kukuchka	6,350						6,350
Richard S. Lochen, Jr.	6,000						6,000
John W. Ord	22,100						22,100
Russell D. Shurtleff	25,900					458	26,358
George H. Stover, Jr.	22,900					1,532	24,432

(1)            Peoples National Bank maintains a Supplemental Excess Retirement Plan for certain Directors.    Under these plans, which are non-qualified plans, they will receive a supplemental payment in order to provide them with an annual retirement benefit.  The amount listed reflects compensation expense recorded in 2007.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of Beard Miller Company LLP, the accounting firm which examined the financial statements of the Company for the year ending December 31, 2007, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of holdings and transactions in the Company’s common stock with the Securities and Exchange Commission.  Based on Company records and other information, the Company believes that all Securities and Exchange Commission filing requirements applicable to its Directors and Executive Officers with respect to the Company’s 2007 fiscal year were met.

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of the Company’s Common Shares as of the annual meeting record date, 2/29/08, for: (a) each incumbent Director and each of the nominees for Director; (b) each named Executive Officer of the Company identified in the Summary Compensation Table; and (c) the Directors and Executive Officers as a group.  Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

Directors and Executive Officers	Amount and Nature of *Beneficial Ownership	Percent of Common Class

George H. Stover, Jr.	77,599	2.48%	(1)
John W. Ord	70,874	2.26%	(2)
Russell D. Shurtleff	17,490	.56%	(3)
Debra E. Dissinger	13,243	.42%	(4)
Thomas F. Chamberlain	13,021	.42%	(5)
Ronald G. Kukuchka	10,339	.33%	(6)
Richard S. Lochen, Jr.	4,907	.16%	(7)
Stephen N. Lawrenson	3,373	.11%	(8)
William E. Aubrey II	4,300	.14%
Joseph M. Ferretti	1,676	.05%	(9)

All Directors and Executive Officers as a Group	216,822	6.93%

*The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse, minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after February 29, 2008.  Beneficial ownership may be disclaimed as to certain of the securities.  All numbers have been rounded to the nearest whole number.

(1)	Includes option grants of 3,750 shares. All other shares are held jointly with spouse.

(2)	Includes 15,999 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Ord’s account, option grants of 5,625 shares and 40,000 shares held by spouse.

(3)	Includes 466 shares held jointly with spouse, 545 shares held jointly with child and options grants of 2,925 shares.

(4)
Includes 11,881 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Ms. Dissinger’s account and options grants of 450 shares.  All other shares are held jointly with spouse.

(5)	Includes 1,245 shares held jointly with spouse and option grants of 3,750 shares.

(6)	Includes 7,881 shares held jointly with spouse and option grants of 300 shares.

(7)	Includes options grants of 1,275 shares. All other shares are held jointly with spouse.

(8)
Includes 986 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Lawrenson’s account and option grants of 1,920 shares.  All other shares are held jointly with spouse.

(9)	Includes 1,181 shares under the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Ferretti’s account and option grants of 450 shares.

ELECTION OF DIRECTORS

The By-laws of the Company provide that the Company’s business shall be managed by a Board of Directors of not less than five, and not more than twenty-five persons.  The Board of Directors of the Company, as provided in the Company’s By-laws, is divided into three Classes:  Class I, Class II, and Class III, with each class being as nearly equal in number as possible.  The Board of Directors of the Company presently consists of seven members.  The term of office of the Class I Directors elected at the Meeting will expire on the date of the Company’s Annual Meeting of Shareholders in 2011.  The term of each of the continuing Directors in Class III and Class II will expire on the date of the Company’s Annual Meeting of Shareholders in 2009 and 2010, respectively.

The person named in the enclosed proxy intends to vote such proxy FOR the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them.  Each nominee elected as a Director will continue in office until the 2011 Annual Meeting and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors to Class I at the Annual Meeting.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2011:

GEORGE H. STOVER, JR.
RICHARD S. LOCHEN, JR.
RONALD G. KUKUCHKA

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If any nominee is unable to serve if elected, proxies may be voted for a substitute nominee selected by the Board of Directors. The principal occupation and certain other information, as of the Annual Meeting record date, are set forth regarding such nominees and other Directors whose terms of office will continue after the Annual Meeting.  Information about the share ownership of the nominees and other Directors can be found on page 7.

GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 1992.  Real Estate Appraiser since 1972.  Member of the Following Committees:  Montrose Branch; Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  61

RICHARD S. LOCHEN, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 2003.  President/CEO of the Company and the Bank since 2007.  Certified Public Accountant since 1995.  Member of the Following Committees: Executive; Asset/Liability; Loan; and Human Resources/Marketing.  Age:  44

RONALD G. KUKUCHKA, Director of Peoples Financial Services Corp., and Peoples National Bank since 2007.  President of Ace Robbins, Inc., since 1982.  Member of the Following Committees:  Tunkhannock/Meshoppen Branch; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; and Nominating.  Age:  54

CLASS III DIRECTORS TERMS EXPIRING IN 2009
JOHN W. ORD, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1969.  Retired as of January 2, 2007. Formerly, President/CEO of the Company and of the Bank since 1974.  Chairman of the Board since 2005. Member of the following Committees:  Susquehanna Branch; Executive; Asset/Liability; Human Resources/Marketing; and Loan.  Age:  67

RUSSELL D. SHURTLEFF, Director of Peoples Financial Services Corp. and Peoples National Bank since 2000. Magisterial District Judge since 1997. Attorney at Law since 1988. Lead Director since 2005.  Member of the Following Committees:  Tunkhannock/Meshoppen Branch; Executive; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; and Nominating.  Age:  45

CLASS II DIRECTORS TERMS EXPIRING IN 2010
THOMAS F. CHAMBERLAIN, Director of Peoples Financial Services Corp. and Peoples National Bank since 1994.  Nationwide Insurance Agent since 1972.  Member of the Following Committees:  Hallstead Branch; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; and Nominating.  Age:  59

WILLIAM E. AUBREY II, Director of Peoples Financial Services Corp. and Peoples National Bank since 2006.  President and CEO of Gertrude Hawk Chocolates since 2003.  Member of the Following Committees:  Hop Bottom/Nicholson Branch; Asset/Liability; Loan; Human Resources/Marketing; Audit/Compliance; Compensation; and Nominating.  Age:  45

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF OBJECTIVES
The executive compensation program of Peoples Financial Services Corp. (the “Company”) is designed to provide a competitive base salary as well as providing incentives to our executive officers to effectively lead and manage our company and its growth strategy.  Decisions regarding executive compensation are determined by our Compensation Committee.  This Committee reviews a number of factors including performance of the individual executive officers, the performance of the Company and compensation surveys for comparable banks based on asset size and geographic location.

The program is designed to support annual and long-term company goals that create consistent profitable growth while providing long-term value to our shareholders.  The objectives of the Company’s executive compensation plan are to: (1) attract, motivate and retain highly qualified executives; (2) link total compensation to both individual performance and the performance of the bank and holding company; (3) appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and Company performances, and (4) align executive and shareholder interests by including equity as part of total compensation.

In this compensation discussion and analysis, our chief executive officer, our chief operating officer/chief risk officer, and our chief credit officer are referred to collectively as our “Named Executive Officers”.  Additionally, our retired president and former chief executive officer, John W. Ord, will be included.

During the year ended December 31, 2007, we compensated our Named Executive Officers with a combination of base salary, bonus, equity compensation and benefit plans and perquisites which the Committee believed were comparable to other financial institutions of similar size in our region.  Mr. Lochen, President/CEO received a base salary of $110,000, a cash bonus of $16,500 and $20,361 in other compensation which is shown in detail in the Summary Compensation Table.  In addition, Mr. Lochen received $6,000 in Director's fees. Other than base salary and incentive bonuses, the employee stock ownership plan represents the equity compensation made available to our Named Executive Officers.  This plan is also offered to all eligible full-time employees of the Company.

COMPONENTS OF THE COMPENSATION PROGRAM
The Company’s executive compensation includes three key elements:  base salary, annual incentives and long-term incentives.

BASE SALARY
Base salary is the basic element of the executive compensation program and the foundation for setting incentive compensation target awards.  Management provides the Compensation Committee with salary information as compiled by L.R. Webber and Associates, Inc.  This Webber survey gathers information for Pennsylvania banks and also provides information based on the institution’s size and geographic region within the state.  The Committee used a peer group of banks with asset sizes of $400 to $500 million in total assets and located in the Northeast Pennsylvania Region.  See the “Compensation Survey Peer Group Table” for the listing of these peer banks.  The Committee determines the base salary range for a particular position by evaluating (1) the duties, complexities and responsibilities of the position; (2) the level of experience required, and (3) the compensation for positions having similar scope and accountability within the peer group.

In most cases, base salary for an executive is set between 70 and 85 percent of the median salary for comparable positions within the peer group`.  Factors utilized to set actual salary also include individual performance, length and nature of experience and competency, and the potential for advancement.

ANNUAL INCENTIVES
In January 2007, the Compensation Committee recommended to the Board of Directors an Incentive Compensation Plan which was approved by the Company’s Directors.  Incentive Compensation represents the “at risk” portion of an executive’s pay.  The Company believes financial goals create a strong and objective link between executive compensation and shareholder value creation.  The Corporation uses economic profit as the measurement for financial goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency.  The Company believes economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation.

The Compensation Committee sets corporate goals for the Named Executive Officers to achieve in order to qualify for a cash bonus.  Maximum cash bonus awards to the Named Executive Officers are as follows:  President/CEO – 25% of base salary; CRO/COO – 20% of base salary; and CCO – 15% of base salary. Measurements and weighting for 2007 are as follows:  Net Income weighted at 50% of maximum bonus, Total Average Assets at 5%, Return on Average Assets at 5%, Return on Average Equity at 5%, Efficiency Ratio at 10%, and execution of the Company’s Strategic Plan weighted at 25%.

The Board also sets separate goals to align executives’ interests with the financial performance of either the Company or their individual area of responsibility.  The President/Chief Executive Officer and Chief Operations Officer/Chief Risk Officer are measured on the overall economic profit of the Company as well as implementation of the strategic plan.  The other Named Executive Officers are measured on the economic profit of the Company as well as certain departmental goals.

The Compensation Committee recommends and the Board approves the payment of Bonus Plan awards.  The awards are paid in the first quarter following the fiscal year for which an award is earned.  The awards are paid in cash.

LONG-TERM INCENTIVES
The Company designs long-term incentives to focus executives on long-term value creation and to provide balance to the annual incentives.  The Bank has an employee stock ownership program covering substantially all employees who have attained the age of 21 and have completed one year of service.  Contributions to the plan are at the discretion of the Board of Directors.  Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.  The amounts contributed to the plan are the same percentage of compensation for the Named Executive Officers as for all employees.  In 2007, $5,500 was contributed to Mr. Lochen’s account, $5,225 was contributed to Ms. Dissinger account, and $4,732 was contributed to Mr. Ferretti’s account. During 2007, contributions to the plan charged as an expense to operations were $167,262.58. Under the terms of the ESOP, the trustee must invest assets primarily in common stock of the Company.  Under the ESOP, employee participants are entitled to voting rights attributable to stock allocated to their accounts.

The Bank also maintains a profit sharing plan under the provisions of Section 401(K) of the Internal Revenue Code.  The plan covers substantially all employees who have completed one year of service.  Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.  Mr. Lochen received $2,031, Ms. Dissinger received $3,135, and Mr. Ferretti received $2,840 in employer contributions in 2007.  During 2007, employer contributions to the plan charged as an expense to operations were $80,192.

On May 1, 1998, the Company made a grant of stock options to substantially all employees. These options have an exercise price of $14.80 (price adjusted to reflect the Company’s five-for-two split in September 1998 and three-for-two split in May 2003).  The options vested after five years of service and will expire 10 years from the date of grant.  Discretionary, non-performance-based stock option grants were made to key Officers and managers in 1999 through 2005 at exercise prices ranging from $17.00 to $34.10.  The options have an expiration date of 10 years from the date of grant with the 2003 options vesting after five years.  Recent philosophy of the Board of Directors has been to eliminate issuance of stock options as a segment of executive compensation.

OTHER COMPENSATION ELEMENTS
The Company has provided supplemental employee retirement plans (“SERPS”) to certain Named Executive Officers.  The awarding of SERPS to Named Executive Officers is a discretionary decision addressed annually by the Compensation Committee.  As of December 31, 2007, certain Named Executive Officers have SERPs.  Mr. Ord’s plan provides for a benefit of $84,520 per year paid on the first day of each month, beginning six months after the month in which Mr. Ord terminated employment by reaching normal retirement age.  In the event of his death, Mr. Ord’s spouse is entitled to a payment of 50% of the monthly benefit.  Ms. Dissinger’s plan, funded through life insurance, provides a benefit of $20,000 per year for 15 years commencing with the month following the month in which she terminates employment after reaching normal retirement age.  If the executive’s employment is terminated before normal retirement age, absent a change in control by the executive for good reason, or due to non-renewal of an employment agreement, disability, or termination by the Bank for reasons other than for cause, the benefit accrued to date will be paid on the date of termination.  Upon death of the executive while actively employed by the Bank, the executive’s beneficiary will be paid a lump sum amount which is determined by the number of years the plan was in effect.  In exchange for their supplemental retirement benefits, the executives have signed restrictive covenants which prohibit them from entering into business relationships which compete with the operation of the Bank.  Participation in the SERP is provided to assure the overall competiveness of the Company’s executive compensation program.

The Company has entered into an employment agreement with Mr. Lochen, newly appointed CEO as of January 2, 2007.  The Company also had an employment agreement with Mr. Ord, who retired on January 2, 2007.  The Company also has entered into change in control agreements with the other Named Executive Officers, Ms. Dissinger, and Messrs. Ferretti and Lawrenson.  The CEO employment agreement and change-in-control agreements are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  The Company designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

The agreements define a change in control as having occurred (1) when a third person or entity becomes the beneficial owner of more than 19.99% of the combined voting power of the Company’s securities then outstanding; (2) there occurs a merger, consolidation or reorganization to which the Company or the Bank is a party in which the members of the Board of Directors of the Company do not constitute a majority of the members of the Board of the resulting entity; (3) there occurs a sale, exchange or disposition of substantially all of the assets of the Company or the Bank to another entity; (4) there occurs a contested proxy solicitation that results in a contesting party obtaining the ability to elect candidates to a majority of the Company’s Board; or (5) there occurs a tender offer for the shares of voting securities of the Company and the tender offeror obtains securities representing more than 19.99% of the combined voting power of the Company’s outstanding securities.

The executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Company for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for “good reason.”  “Good reason” is defined as (1) assignment to the executive of duties substantially inconsistent with the executive’s position, authority or responsibilities, or any other substantial adverse changes in the executive’s position (including title), authority or responsibilities; (2) the Company’s failure to comply with any of the provisions of the agreement; (3) a required change of more than 50 miles in the executive’s principal place of work, except for travel reasonably required in performing the executive’s responsibilities; (4) a purported termination of the executive’s employment by the Company which is not permitted by the agreement; (5) the Company’s failure to require a successor company to assume the agreement; or (6) the executive’s good faith determination that the change in control resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position due to the change in control.

When a triggering event occurs following a change in control, the executive is entitled to two times (2.99 times for the CEO) the sum of the executive’s annual base salary.  In the event the CEO’s employment is voluntarily terminated by the Company without cause or the executive resigns from employment for good reason and no change in control shall have occurred at the date of such termination or resignation, the Company must pay to the executive in cash within twenty days following termination or resignation, an amount equal to 2.0 times (2.99 times for the CEO) the highest sum of (1) their taxable federal compensation reported on Form W-2 during each of the immediately preceding three calendar years; and (2) all amounts excluded from such compensation during the relevant calendar year under the Internal Revenue Code. In exchange for receipt of the severance payment where no change in control has occurred, the CEO is prohibited for a period of one year from the date of termination, from entering into any relationship with any enterprise which is engaged in a business which competes with the Company.

The CEO and other Executive Officers are entitled to receive reimbursement for any legal fees and expenses, plus interest there on, that may be incurred in enforcing or defending his or her agreement.  The CEO’s employment agreement is automatically renewed, on an annual basis, for a period of three years and the change in control agreements of the other Named Executive Officers are automatically renewed, on an annual basis, for a period of two years.

AMOUNTS OWED IF A TRIGGERING EVENT HAD TAKEN PLACE
If a triggering event had occurred on December 31, 2007, the benefits payable in 2007 for Mr. Ord’s SERP contract would have been $84,520 and for Ms. Dissinger’s SERP contract, $92,227.  If a triggering event had occurred on December 31, 2007, the benefits payable in 2007 for Mr. Lochen’s employment agreement would have been $328,900 and for Ms. Dissinger’s change in control agreement, $209,546.

PERQUISITES
The Compensation Committee annually reviews the perquisites that senior management receives.

Beginning in 2007, the Board agreed to provide Mr. Lochen with a $1,000 per month vehicle allowance and spousal travel expenses for conventions.

The Committee believes that country clubs can serve as appropriate forums for building client relationships and for community interaction.  The Bank reimburses monthly membership expenses for Messrs. Lochen and Ferretti based on demonstrable business requirements, which are approved monthly and reviewed annually.

The Compensation Committee regularly reviews People’s perquisites and believes they are appropriate and modest when compared to peer companies and are necessary to attract and retain high-caliber talent.

IMPACT OF PRIOR COMPENSATION IN SETTING ELEMENTS OF COMPENSATION
Prior compensation of the Named Executive Officers does not impact how the Company sets elements of current compensation.  The Compensation Committee believes the competitive environment mandates that current total compensation be sufficient to attract, motivate and retain top management.  The Compensation Committee analyzes outstanding option grants, outstanding plan awards and overall Company stock ownership for each of the Named Executive Officers to ensure that future stock option grants, change-in-control agreements and other benefits provide appropriate and relevant incentives to the executives.  Based on the current analysis, the Compensation Committee believes that prior compensation will not impact the ongoing effectiveness of the Company’s compensation objectives.

THE ROLE OF THE COMPENSATION COMMITTEE AND INDEPENDENT CONSULTANT
The Compensation Committee evaluates management’s executive compensation recommendations and provides independent review of the Company’s executive compensation program.  The Compensation Committee is comprised solely of Directors who are not current or former employees of the Company and each is independent as defined by the NASDAQ director independence standards.  The Compensation Committee is responsible for recommending compensation policies to the Board for approval, as well as developing and implementing the compensation programs for the Named Executive Officers and other key members.  Key items pertaining to executive compensation such as base salary increases, cash performance plan awards and stock option grants are submitted to the Board for approval following the review and recommendation of the Compensation Committee.  In the case of the CEO, only the independent Directors of the Board approve the Compensation Committee’s recommendation.

Operating within the framework of duties and responsibilities established by the Board, the Compensation Committee’s role is to assure the Company’s (1) compensation strategy is aligned with the long-term interests of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.  In discharging its responsibilities, the Compensation Committee utilizes broad-based, comparative compensation surveys developed by L.R. Webber Associates, Inc.

The Compensation Committee’s Charter provides that any outside compensation consultants who offer advice on compensation levels and benefits for the CEO or other senior executives will be retained by the Compensation Committee, report to the Chair of the Compensation Committee and submit fee statements for approval to the Chair of the Compensation Committee.  The consultant’s findings are reported directly to the Compensation Committee.  Any other consulting services by such compensation consultants for the Company must be approved in advance by the Compensation Committee Chair.

OTHER MATTERS
While we believe that it is important that our Executive Officers and Directors own shares of the Company’s common stock, we do not have equity or security ownership requirements for Executive Officers or Directors.

The Bank has in effect a Directors’ and Officers’ liability insurance policy from the Fidelity and Deposit Company of Maryland to cover certain liabilities, losses, damages, and expenses that the Bank’s Directors and Officers may incur in such capacities.  $10,605 was charged to expenses in 2007 for this insurance.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A, which begins on page 9 of this Proxy Statement, with management and based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE
William E. Aubrey, II
Russell D. Shurtleff, Esquire
Thomas F. Chamberlain
Ronald G. Kukuchka

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During Fiscal 2007, the Compensation Committee was comprised of Messrs. Aubrey, Shurtleff, Chamberlain and Kukuchka, none of whom is a current or former officer of the Corporation.  There are no interlocking Board memberships between officers of the Company and any member of the Compensation Committee.

SUMMARY COMPENSATION TABLE
The table below sets forth information with respect to annual compensation awarded to, earned by, or paid to each of the CEO, the Principal Financial Officer, and to the other former or present executive officers to the extent such persons’ total compensation exceeded $100,000 for the years ended December 31, 2007 and 2006.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIIVE PLAN COMPENSATION (CASH BONUS) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPEN- SATION ($)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard S. Lochen, Jr., President/ Chief Executive Officer	2007 2006	110,000 63,461	N/A	N/A	N/A	16,500 0	N/A	20,361 (1)	146,861 63,461
Debra E. Dissinger, Executive Vice President/ Chief Operations Officer/ Principal Financial Officer	2007 2006	104,500 98,654	N/A	N/A	N/A	17,800 0	N/A	17,033 15,299 (2)	139,333 113,953

John W. Ord, Chairman	2007 2006	34,716 175,064	N/A	N/A	N/A	0 0	N/A	51,048 184,100 (3)	85,764 359,164

Joseph Ferretti, Chief Credit Officer	2007 2006	94,654 92,000	N/A	N/A	N/A	10,305 0	N/A	7,572 7,140 (4)	112,531 99,140

(1)	Includes ESOP contributions of $5,500; 401(k) plan contributions of $2,031; automobile allowance of $12,000; and spousal travel expense of $830 in 2007.
(2)
Includes ESOP contributions of $5,225 and $4,546; 401(k) plan contributions of $3,135 and $3,410; and supplemental employee retirement plan contributions of $8,033 and $7,343 in 2007 and 2006 respectively; and spousal travel expense of $640 in 2007.

(3)
Includes ESOP contribution of $7,739; 401(k) plan contribution of $5,803; automobile allowance of $405; spousal travel expense of $912; and supplemental employee retirement plan contribution of $169,241 in 2006.  For 2007, $51,048 is interest payments on supplemental employee retirement plan.

(4)	Includes ESOP contributions of $4,732 and $4,080 and 401(k) plan contributions of $2,840 and $3,060 in 2007 and 2006 respectively.

COMPENSATION SURVEY PEER GROUP TABLE

Asset Group - $400,000,000 to $499,999,999
1st Summit Bank (Johnstown)	Kishacoquillas Valley National Bank (Reedsville)
Alliance Bank (Broomall)	Mid Penn Bank (Millersburg)
Atlantic Central Bankers Bank (Comp Hill)	NOVA Savings Bank (Berwyn)
Brentwood Bank (Bethel Park)	Peoples National Bank (Hallstead)
Dime Bank (Honesdale)	Somerset Trust Company (Somerset)
Juniata Valley Bank (Mifflintown)	Union National Community Bank (Lancaster)

Counties - Carbon, Columbia, Lackawanna, Luzerne, Monroe, Northhamton, Pike, Schuylkill, Susquehanna, Wayne, Wyoming
Citizens Savings Bank (Clarks Summit)	First Liberty Bank & Trust (Jermyn)
Columbia County Farmers National Bank (Bloomsburg)	First National Community Bank (Dunmore)
Community Bank & Trust Company (Clarks Summit)	Keystone Nazareth Bank & Trust (Bethlehem)
Dime Bank (Honesdale)	Luzerne Bank (Luzerne)
ESSA Bank & Trust (Stroudsburg)	Mauch Chunk Trust Company (Jim Thorpe)
Fidelity Deposit & Discount Bank (Dunmore)	Merchants National Bank of Bangor (Bangor)
First Columbia Bank & Trust Co. (Bloomsburg)	Peoples National Bank (Hallstead)
First Keystone National Bank (Berwick)

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price Of Option Awards ($/Sh)
NONE

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date
John W. Ord	1,875				14.80	5/1/2008
	750				17.00	5/1/2009
	750				18.33	5/1/2010
	750				16.50	5/1/2011
	750				18.00	5/1/2012
		250	(1)		27.50	6/1/2013
	250				34.10	11/12/2014
	250				30.75	10/3/2015
Debra E. Dissinger		150	(1)		27.50	6/1/2013
	150				34.10	11/12/2014
	150				30.75	10/3/2015
Joseph M. Ferretti		150	(1)		27.50	6/1/2013
	150				34.10	11/12/2014
	150				30.75	10/3/2015
Richard S. Lochen, Jr.	375				16.50	5/1/2011
	300				18.00	5/1/2012
		100	(1)		27.50	6/1/2013
	250				34.10	11/12/2014
	250				30.75	10/3/2015
Stephen N. Lawrenson	195				14.80	5/1/2008
	375				17.00	5/1/2009
	375				18.33	5/1/2010
	375				16.50	5/1/2011
	300				18.00	5/1/2012
		100	(1)		27.50	6/1/2013
	100				34.10	11/12/2014
	100				30.75	10/3/2015
(1)	Vesting Date 6/1/08

Mr. Ord has 5,625 stock options that have a grant date present value of *$15,578.  Ms. Dissinger has 450 stock options that have a grant date present value of *$2,522.  Mr. Ferretti has 450 stock options that have a grant date present value of *$2,793.  Mr. Lochen has 1,275 stock options that have a grant date present value of *$5,779.  Mr. Lawrenson has 1,920 stock options that have a grant date present value of *$8,002.

*Black-Scholes Option Pricing Method

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John W. Ord
Debra E. Dissinger
Joseph M. Ferretti	750	7,253
Richard S. Lochen, Jr.
Stephen N. Lawrenson

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John W. Ord	0	0	51,048	84,520	1,009,594
Debra E. Dissinger	0	6,315	1,718	0	38,765
Joseph M. Ferretti	0	0		0
Richard S. Lochen, Jr.	0	0		0
Stephen N. Lawrenson	0	0		0

(1)	The above deferred compensation represents amounts contributed in 2008 to the executive supplemental retirement plans as discussed on page 11.

RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

Several of the Directors and officers of the Company, and the companies with which they are associated, are customers of, and during 2007 had banking transactions with, the Bank in the ordinary course of the Bank’s business, and intend to do so in the future.  All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank’s Management, do not involve more than the normal risk of collection or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

The members of the Bank’s Audit Committee are William E. Aubrey II, Russell D. Shurtleff, Esquire, Thomas F. Chamberlain, and Ronald G. Kukuchka.  The Committee met four times during fiscal 2007.   The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.  In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.  A copy of the Audit Committee Charter is included as an exhibit to this Proxy Statement.

Independent Auditor Fees  The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the Securities and Exchange Commission require all public accounting firms which audit issuers to obtain pre-approval from their respective Audit Committees in order to provide professional services without impairing independence.  Beard Miller Company LLC has previously issued engagement letters to or obtained formal approval from the Audit Committee for certain services.  These services are summarized below.

The following fees were incurred for 2007 and 2006:
	2007	2006
Audit Fees (1)	$88,162	$80,394
Audit-Related Fees (2)	525	400
Tax Fees (3)	40,183	7,853
	$128,870	$88,647

(1)
Includes professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in Forms 10Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following:  2007-assistance with accounting for state grant revenues; 2006- consultation and research regarding flooding of bank branches and related accounting and reporting implications.

(3)	Tax fees include the following: preparation of state and federal tax returns, assistance with calculating estimated tax payments, and business implementation strategies.

The fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee of the Bank has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2007, and discussed them with management and the Company’s independent accountants, Beard Miller Company LLP.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the US Statements of Auditing Standards No. 89 and 90.  The Bank’s Audit Committee has received from the independent accountants the written disclosures and letter required by the US Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants’ independence from the Company and management with the accountants.  Based on the review and discussions, the Bank’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2007, be included in the Company’s Annual Report and Form 10K for that fiscal year.

Members of the Audit Committee
William E. Aubrey II
Russell D. Shurtleff, Esquire
Thomas F. Chamberlain
Ronald G. Kukuchka

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board of Directors presently consists of seven members.  The Company’s Board of Directors is divided into three classes, one-third (as nearly equal in number as possible) of who are elected annually to serve for a term of three years.

The following information is set forth in the table entitled “Company’s Board of Directors”:
•	name;
•	age;
•	term of office; and
•	the principal occupation of such individuals during the past five years.

The Executive Officers are appointed to their respective offices annually.  All Directors of the Company also serve as Directors of Peoples National Bank.  Unless otherwise indicated, the principal occupation listed for a person has been the person’s occupation for at least the past five years.  The table indicates the earliest year a person became an Officer or Director for Peoples National Bank or the Company.

NAME	AGE	POSITION ON BOARD	YEAR ELECTED OR APPOINTED OFFICE	YEAR TERM EXPIRES	OCCUPATION
John W. Ord	67	Chairman	1969	2009	Retired President/ CEO of Bank and Company
Thomas F. Chamberlain	59	Director	1994	2010	Nationwide Insurance Agent
George H. Stover, Jr.	61	Director	1992	2008	Real Estate Appraiser
Russell D. Shurtleff	45	Director	2000	2009	Magisterial District Judge/Attorney at Law
Richard S. Lochen, Jr.	44	Director	2003	2008	President/CEO of Bank and Company/ Certified Public Accountant
William E. Aubrey II	45	Director	2006	2010	President/CEO of Gertrude Hawk Chocolates
Ronald G. Kukuchka	54	Director	Appointed in 2007	2008	President of Ace Robbins, Inc.
Debra E. Dissinger	53	Secretary	1990	N/A	Executive Vice President/Chief Operations/Chief Risk Officer of the Bank
Joseph M. Ferretti	38	N/A	1997	N/A	Vice President/Chief Credit Officer of the Bank
Stephen N. Lawrenson	44	N/A	2000	N/A	Vice President/Chief Sales Officer of the Bank

There are no family relationships among any of the Executive Officers or Directors of the Company.  Executive Officers of Peoples National Bank are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

OTHER MATTERS
Management knows of no business other than as described previously that is planned to be brought before the Meeting.  Should any other matters arise, however, the person named on the enclosed proxy will vote in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with his/her best judgment.

EXHIBIT A

COMPENSATION COMMITTEE CHARTER

I.	Purpose
The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Peoples National Bank ("PNB") is to discharge the responsibilities of the Board relating to compensation of PNB's executives and directors, to produce an annual report on executive compensation for inclusion in PNB's proxy statement (in accordance with applicable rules and regulations), to provide general oversight of PNB's compensation structure including equity compensation plans and benefits programs, to review and provide guidance on PNB's Human Resource programs such as its talent review and leadership development and best place to work initiatives, and to perform specific duties and responsibilities set forth herein.
    II. Membership
The Committee shall consist of at least three members, consisting entirely of independent directors, and shall designate one member as chairperson. For purposes hereof, an "independent" director is a director who is independent, as determined by the Board, within the meaning of applicable stock exchange listing standards. Additionally, members of the Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.
    III. Meetings and Procedures
The Committee will meet as often as may be deemed necessary or appropriate, in its judgment. The majority of the members of the Committee shall be present to constitute a quorum for the transaction of PNB's business. The Committee shall report regularly to the full Board with respect to its activities.
    IV. Outside Advisors
The Committee will have the authority to retain at the expense of PNB such outside compensation consultants, counsel, and other experts and advisors as it determines is appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.
V.	Duties and Responsibilities
1.
Evaluate Human Resources and Compensation Strategies. The Committee will oversee and evaluate PNB's overall human resources and compensation structure, policies and programs, and assess whether these establish appropriate incentives and leadership development for management and other employees. The Committee will oversee the Company's total rewards program in order to attract and retain key talent and promote PNB's best place to work initiative.

2.
Monitor Leadership Development. The Committee will review the leadership development process for senior management positions and ensure that appropriate compensation, incentive and other programs are in place in order to promote such development.

3.
Set Executive Compensation. The Committee will review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO") and other executive officers of PNB, evaluate the performance of the CEO and other executive officers in light of those goals and objectives and approve their annual compensation levels including salaries, bonuses, stock options, other stock incentive awards and long-term cash incentive awards based on this evaluation. In addition, the Committee may, in its discretion, review and act upon management proposals to designate key employees to receive stock options and stock or other bonuses.

4.
Approve Employment Agreements. The Committee will review and approve employment agreements and severance arrangements for the CEO and other executive officers, including change-in-control provision plans or agreements.

5.
External Reporting of Compensation Matters. The Committee will make an annual report on executive compensation in PNB's' proxy statement as required by the rules of the U.S. Securities and Exchange Commission ("SEC").

6.
Oversight of Equity-Based and Incentive Compensation Plans. The committee will supervise and administer PNB's incentive compensation, stock option, stock appreciation rights, and service award programs and may approve, amend, modify, interpret or ratify the terms of, or terminate, any such plan to the extent that such action does not require stockholder approval; make recommendations to the Board with respect to incentive-compensation plans and equity-based plans as appropriate; provide for accelerated vesting of options, SARs and restricted stock, and determine the post-termination exercise periods for options and SARS, in connection with divestitures or otherwise; and delegate certain of such functions to the extent set forth in section VI below.

7.
Oversight of Employee Benefit Plans. The Committee will monitor the effectiveness of non-equity based benefit plan offerings, in particular benefit plan offerings and perquisites pertaining to executives, and will review and approve any new material employee benefit plan or change to an existing plan that creates a material financial commitment by PNB. In its discretion, the Committee may otherwise approve, amend, modify, ratify or interpret the terms of, or terminate, any non-equity based benefit plan or delegate such authority to the extent set forth in section VI below.

8.
Set Director Compensation. The Committee will review the compensation of directors for service on the Board and its committees and recommend to the Board the annual retainer and Chair fees and Board and Committee meeting fees.

9.	Perform Annual Evaluation. The Committee will annually evaluate the performance of the Committee and the adequacy of the Committee's charter.
10.	General. The Committee will perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.
        VI. Delegations
The Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Committee consisting of not less than two members of the Committee. In addition, the Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Committee at any time.

EXHIBIT B

AUDIT COMMITTEE CHARTER

I.	Purpose
The responsibilities of the Board of Directors of Peoples Financial Services Corp. include oversight of the Company’s systems of internal control, preparation and presentation of financial reports and compliance with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in fulfilling their duties to the Company and the shareholders. The purpose of the Committee is to assist the Board in its oversight of:
•	the integrity of the Company's financial statements
•	the adequacy of the Company's system of internal controls
•	the Company's compliance with legal and regulatory requirements
•	the performance of the Company's independent auditors and of the Company's internal audit function
•	the qualifications and independence of the Company's independent auditors
II.	Authority
The Committee shall be given the resources and assistance necessary to carry out its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary.
III.	Membership
The Committee shall consist of three or more Directors, who will be appointed annually and will be subject to removal at any time by the Board of Directors. All members shall meet the independence requirements as defined in the NASDAQ listing standards. All members shall be financially literate, having a basic understanding of financial controls and reporting. William Aubrey II qualifies as an audit committee financial expert by means of having held a position in a firm where he had experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Bank’s financial statements. He has an understanding of internal controls over financial reporting, an understanding of Audit Committee functions, and has experience as a public accountant and auditor. Designating Mr. Aubrey as Audit Committee financial expert pursuant to Item 401 does not impose any duties, obligations, or liabilities that are greater than the duties, obligations and liability imposed on other members of the Audit Committee or members of the Board of Directors. No member of the Audit Committee shall receive any compensation from the Company other than his or her Directors’ fees and benefits.
IV.	Procedures
The Committee shall meet at least four times a year and may call special meetings as required. The Chair of the Committee or the Chairman of the Board may call meetings. The presence in person or by telephone of three members shall constitute a quorum. The results of the meetings will be reported regularly to the full board.
V.	Responsibilities
The Committee shall monitor the actions of management as follows:
•	the Committee shall monitor the preparation of the Company’s quarterly and annual financial reports;
•	the Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors; and
•	the Committee shall have the responsibility for determining that the Management Audit and Compliance Department is effectively discharging its responsibilities.

EXHIBIT C

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Purpose
The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Peoples National Bank (“PNB”) is:
1.	To identify individuals qualified to become Board members, consistent with criteria approved by the Board;
2.	To oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and effectively;
3.	To ensure that proper attention is given, and effective responses are made, to shareowner concerns regarding corporate governance; and
4.	To perform such other duties and responsibilities as are enumerated in and consistent with this charter.
II.	Membership and Procedures
1.
Membership and Appointment. The Committee shall consist of such members of the Board as shall be determined from time to time by the Board based on recommendations from the Committee, if any. The members of the Committee shall be appointed by the Board upon the recommendation of the Committee.

2.
Removal. The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign upon giving oral or written notice to the Chairman of the Board or the Corporate Secretary of the Board, which resignation shall be effective at the time such notice is given (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

3.
Chairperson. A chairperson of the Committee (the “Chairperson”) may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee. The Chairperson shall preside over any executive sessions of non-management or independent directors.

4.
Secretary. The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a director.

5.	Independence. Each member shall be independent within the meaning of any applicable law or stock exchange listing standard or rule, as determined by the Board.
6.
Authority to Retain Advisers. In the course of its duties, the Committee shall have sole authority, at PNB’s expense, to engage and terminate consultants or search firms, as the Committee deems advisable, to identify Director candidates, including the sole authority to approve the consultant or search firm’s fees and other retention terms.

7.
Evaluation. The Committee shall undertake an annual evaluation assessing its performance with respect to its purpose and its duties and tasks set forth in the charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

III.	Meeting and Procedures
The Committee shall convene at least one time each year. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee’s business. The Committee shall report regularly to the full Board with respect to its activities.

IV.	Roles and Responsibilities
The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or stock exchange listing standard.
1.	Board of Directors and Board Committee Composition
a)	Annually, the Committee shall assess the size and composition of the Board in light of the operating requirements of PNB and existing attitudes and trends.
b)	The Committee shall develop membership qualifications for the Board of Directors and all Board committees.
c)	The Committee shall monitor compliance with Board and Board committee membership criteria.
d)	Annually, the Committee shall review and recommend Directors for continued service as required based on evolving needs of PNB and existing attitudes and trends.
e)	The Committee shall coordinate and assist management and the Board of Directors in recruiting new members to the Board.
f)
Annually, the Committee and the Board shall evaluate the performance of the Chairman of the Board and CEO. To conduct this review, the chairpersons of this Committee and of the HR and Compensation Committee shall gather and consolidate input from all Directors in executive session and then, based on the factors set forth in PNB’s Corporate Governance Guidelines as well as such other factors as are deemed appropriate, such chairpersons shall present the results of the review to the Board and to the Chairman and CEO in a private feedback session.

g)
The Committee shall investigate suggestions for candidates for membership on the Board, including shareowner nomination, and shall recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board.

2.	The Committee shall identify best practices and develop and recommend corporate governance principles applicable to PNB.
3.	The Committee shall review proposed changes to PNB’s charter or by-laws, or Board committee charters, and make recommendation to the Board.
4.	The Committee shall assess periodically and recommend action with respect to shareowner rights, plans, or other shareowner protections.
5.	The Committee shall recommend Board committee assignments.
6.	The Committee shall review and approve any employee director standing for election for outside for-profit boards of directors.
7.	The Committee shall review governance-related shareowner proposals and recommend Board responses.
8.	The Chairperson of the Committee shall receive communications directed to non-management directors.
9.	The Committee shall oversee the evaluation of the Board and management.
The Committee shall conduct a preliminary review of director independence and the financial literacy and expertise of Audit Committee members in order to assist the Board in its determinations relating to such matters.